Exhibit 99.1

DIRECTV Announces Third Quarter 2013 Results

DIRECTV Eclipses 37 Million Total Subscribers in the Quarter.

  DIRECTV U.S. attains net subscriber additions of 139,000 driven by the lowest third quarter churn in 6 years.
  Sky Brasil and PanAmericana add 260,000 net new customers in the quarter.
  DIRECTV Latin America and Sky Mexico surpass 17 million customers.

DIRECTV Revenues Grow 6% to $7.9 Billion.

  Revenue driven by DIRECTV U.S. ARPU growth of 6.2% along with strong DIRECTV Latin America subscriber growth over the last year.

DIRECTV OPBDA Increases 15% to $1.9 Billion.

  DIRECTV U.S. grows OPBDA 12% driven by strong top-line growth and disciplined cost management.
  DIRECTV Latin America increases OPBDA 23% from strong margins in Brazil due in part to the settlement of a fee dispute.

DIRECTV Repurchases $1.3 billion of Stock in the Third Quarter Bringing the Year-to-Date Total to $3.2 Billion Helping Drive Diluted EPS Growth of 42% to $1.28 in the Third Quarter.

EL SEGUNDO, Calif.--(BUSINESS WIRE)--November 5, 2013--DIRECTV (NASDAQ:DTV) today announced an increase in third quarter 2013 revenues of 6% to $7.88 billion, operating profit before depreciation and amortization1 (OPBDA) of 15% to $1.93 billion, operating profit of 15% to $1.23 billion, and earnings per share of 42% to $1.28 compared to last year's third quarter.

“DIRECTV’s diversified portfolio of businesses across the Americas delivered another solid quarter of consolidated results highlighted by strong top-line growth and continued operational discipline across disparate geographies, macro-economic conditions and competitive environments,” said Mike White, President and CEO of DIRECTV. “We continue to extend our position as the world’s largest Pay TV service by leveraging the strength of our premier brands and our differentiated suite of products and services across the Americas to drive industry leading growth.” White added, “At the same time, our commitment to profitably grow our businesses through disciplined expense management and productivity improvements was clearly a highlight as operating profit before depreciation and amortization margin expanded driving double digit OPBDA and cash flow growth in the quarter.”

DIRECTV'S Operational Review

DIRECTV Consolidated	Three Months Ended September 30,		Nine Months Ended September 30,
Dollars in Millions except Earnings per Common Share	2013	2012	2013	2012
Revenues	$7,880	$7,416	$23,160	$21,686
Reported Operating Profit Before Depreciation and Amortization(1)	1,933	1,686	5,934	5,598
Reported OPBDA Margin(1)	24.5%	22.7%	25.6%	25.8%
Reported Operating Profit	1,225	1,068	3,817	3,787
Reported Operating Profit Margin	15.5%	14.4%	16.5%	17.5%
Reported Net Income Attributable to DIRECTV	699	565	2,049	2,007
Reported Diluted Earnings Per Common Share	$1.28	$0.90	$3.65	$3.06
Capital Expenditures and Cash Flow
Cash paid for property and equipment	218	178	563	546
Cash paid for subscriber leased equipment - subscriber acquisitions	418	379	1,190	1,081
Cash paid for subscriber leased equipment - upgrade and retention	255	186	718	533
Cash paid for satellites	82	47	276	231
Cash Flow Before Interest and Taxes(2)	1,085	957	3,371	3,293
Free Cash Flow(3)	372	319	1,608	1,742
Adjusted Financial Results
Adjusted Operating Profit Before Depreciation and Amortization(1)			6,100	5,598
Adjusted OPBDA Margin(1)			26.3%	25.8%
Adjusted Operating Profit			3,983	3,787
Adjusted Operating Profit Margin			17.2%	17.5%
Adjusted Net Income Attributable to DIRECTV			2,185	2,007
Adjusted Diluted Earnings Per Common Share			$3.89	$3.06

"Adjusted" financial results in the table above and year-to-date discussion below exclude a $166 million pre-tax charge ($136 million after-tax) associated with the revaluation of the net monetary assets of the company's subsidiary in Venezuela at the time of the bolivar's devaluation in February 2013.

Third Quarter Review

DIRECTV's third quarter revenues of $7.88 billion increased 6% principally due to higher ARPU at DIRECTV U.S. as well as subscriber growth at DIRECTV Latin America (DTVLA) and DIRECTV U.S. over the last twelve months. These increases were partially offset by lower ARPU at DTVLA primarily due to unfavorable changes in exchange rates.

In the third quarter, DTVLA settled a fee dispute and paid $92 million to Escritorio Central de Arrecadacao, or ECAD, the organization in Brazil responsible for collecting performance rights fees under Brazilian law. The settlement resulted in a pre-tax gain for the reversal of amounts previously expensed of $128 million. The gain is comprised of a reduction in "Broadcast Programming and Other" of $70 million, a reduction in "Interest Expense" of $37 million and $21 million in "Other, net" in the Consolidated Statements of Operations.

Third quarter 2013 OPBDA and operating profit increased 15% to $1.93 billion and $1.23 billion, respectively, while OPBDA and operating profit margin increased to 24.5% and 15.5%, respectively. The improvements in margin were primarily due to the $70 million ECAD settlement and improvements at DIRECTV U.S. and DTVLA driven by slightly lower subscriber acquisition costs, partially offset by higher programming costs at DIRECTV U.S. Operating profit margin was also impacted by higher depreciation and amortization mostly at DTVLA primarily related to higher leased equipment and infrastructure capital expenditures, as well as higher churn in Brazil.

Net income attributable to DIRECTV increased 24% to $699 million mainly from the higher operating profit but also due to lower interest expense as the impact from the ECAD settlement more than offset increased interest expense related to higher average debt balances. These gains were partially offset by higher tax expense associated with the higher pre-tax income. Diluted earnings per share grew 42% to $1.28 in the quarter due to the higher net income and share repurchases made over the last twelve months.

Cash flow before interest and taxes2 increased 13% to $1.09 billion and free cash flow3 increased 17% to $372 million compared to the third quarter of 2012 primarily due to the higher OPBDA and higher cash generated from working capital mostly due to the timing of receivables, payables and a reduction in inventory levels at DIRECTV U.S. These increases were partially offset by higher capital expenditures mostly related to increased cash paid for leased equipment at DIRECTV U.S. associated with higher penetration of advanced boxes to existing customers, as well as higher infrastructure and satellite capital expenditures at both DIRECTV U.S. and DTVLA. Free cash flow was also impacted by higher net interest due to the timing of payments and higher average debt balances, as well as a $92 million payment to settle the ECAD dispute. Also during the quarter but not included in free cash flow was cash paid for share repurchases of $1.26 billion, as well as $137 million in payments for spectrum at DTVLA and new patent licenses at DIRECTV U.S.

Year to Date Review

DIRECTV's revenues for the first nine months of 2013 of $23.16 billion increased 7% principally due to higher ARPU at DIRECTV U.S. as well as subscriber growth over the last year at DTVLA and DIRECTV U.S. These increases were partially offset by lower ARPU at DTVLA primarily due to unfavorable changes in exchange rates. Year to date adjusted OPBDA increased 9% to $6.10 billion and adjusted operating profit increased 5% to $3.98 billion compared with the same period of 2012. Adjusted OPBDA margin increased to 26.3% in the first nine months of 2013 as the ECAD settlement at DTVLA and lower subscriber acquisition costs at DIRECTV U.S were partially offset by higher programming costs at DIRECTV U.S. Adjusted operating profit margin was negatively impacted by higher depreciation and amortization at both DTVLA and DIRECTV U.S. primarily resulting from higher leased equipment and infrastructure capital expenditures. Reported OPBDA increased 6% to $5.93 billion and reported operating profit increased to $3.82 billion in the first nine months of 2013.

Adjusted net income attributable to DIRECTV increased 9% to $2.19 billion compared with the first nine months of 2012 primarily due to the higher adjusted operating profit. Also impacting the comparison was a $59 million non-cash pre-tax charge in 2013 due to the deconsolidation of DSN Northwest, as well as a $64 million pre-tax charge in 2012 for the loss on the early retirement of debt. In addition, adjusted diluted earnings per share improved 27% to $3.89 due to the higher net income, as well as share repurchases made over the last twelve months. Reported net income attributable to DIRECTV increased 2% to $2.05 billion while reported diluted earnings per share improved 19% to $3.65.

Cash flow before interest and taxes increased 2% to $3.37 billion compared to the first nine months of 2012 due to the higher OPBDA and increased cash generated from working capital mainly associated with a reduction in inventory levels at DIRECTV U.S. These increases were mostly offset by greater capital expenditures driven by increased cash paid for leased equipment related to higher penetration of advanced boxes to both new and existing customers at DIRECTV U.S., as well as increased infrastructure expenditures and higher leased equipment to new customers at DTVLA. Also in the period, free cash flow declined to $1.61 billion, as the higher cash flow before interest and taxes was more than offset by an increase in tax payments mostly related to the reversal of prior bonus depreciation deductions and the timing of tax payments, greater interest payments related to higher average debt balances, as well as a $92 million payment to settle the ECAD dispute.

Also during the first nine months of 2013 but not included in free cash flow was cash paid for share repurchases of $3.23 billion, $155 million in payments for spectrum at DTVLA and new patent licenses at DIRECTV U.S., cash received of $140 million for the sale of investments primarily for the partial sale of the Game Show Network equity investment, as well as two debt issuances by DIRECTV U.S. -- the first in January 2013 of $750 million principal amount of 1.750% senior notes due in 2018, and the second in May 2013 of €500 million (or about $650 million) aggregate principal amount of 2.750% senior notes due in 2023.

SEGMENT FINANCIAL REVIEW

DIRECTV U.S. Segment

DIRECTV U.S.	Three Months Ended September 30,		Nine Months Ended September 30,
Dollars in Millions except ARPU	2013	2012	2013	2012
Revenues	$6,170	$5,769	$17,903	$16,915
Average Monthly Revenue per Subscriber (ARPU) ($)	102.37	96.41	99.00	94.27
Operating Profit Before Depreciation and Amortization(1)	1,396	1,251	4,568	4,246
OPBDA Margin(1)	22.6%	21.7%	25.5%	25.1%
Operating Profit	987	876	3,343	3,130
Operating Profit Margin	16.0%	15.2%	18.7%	18.5%
Capital Expenditures and Cash Flow
Cash paid for property and equipment	155	137	420	377
Cash paid for subscriber leased equipment - subscriber acquisitions	190	184	515	462
Cash paid for subscriber leased equipment - upgrade and retention	162	79	392	209
Cash paid for satellites	46	23	154	139
Cash Flow Before Interest and Taxes(2)	1,060	861	3,179	3,018
Free Cash Flow(3)	404	275	1,662	1,773
Subscriber Data (in 000's except Churn)
Gross Subscriber Additions	1,109	1,107	2,841	2,911
Average Monthly Subscriber Churn	1.61%	1.74%	1.53%	1.57%
Net Subscriber Additions	139	67	76	96
Cumulative Subscribers	20,160	19,981	20,160	19,981

Third Quarter Review

In the quarter, DIRECTV U.S. revenues increased 7% to $6.17 billion compared with the third quarter of 2012 primarily due to strong ARPU growth along with a larger subscriber base. DIRECTV U.S. net subscriber additions increased in the quarter relative to the prior year period principally due to a lower average monthly churn rate of 1.61%. In the third quarter of 2012, churn was unfavorably impacted by a contract dispute with a large programmer that resulted in the removal of several channels for nine days. ARPU increased 6.2% to $102.37 mostly due to higher advanced receiver service fees, price increases on programming packages, higher fees for a new enhanced warranty program, as well as higher pay-per-view revenues. These improvements were partially offset by increased promotional offers to new and existing customers. DIRECTV U.S. ended the quarter with 20.16 million subscribers compared with 19.98 million subscribers reported for the quarter ended September 30, 2012.

Third quarter OPBDA increased 12% to $1.40 billion and operating profit was 13% higher at $987 million. OPBDA and operating profit margin increased to 22.6% and 16.0%, respectively in the third quarter, driven principally by the incremental margin generated by the higher revenues combined with relatively unchanged subscriber acquisition costs due mostly to the flat gross additions in the quarter compared to the year ago period. Also contributing to the margin improvement was relatively unchanged subscriber services and broadcast operations expenses mainly due to productivity improvements and disciplined cost management. These margin improvements were partially offset by higher programming costs mostly related to programming supplier rate increases.

DIRECTV Latin America

DIRECTV Latin America owns approximately 93% of Sky Brasil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Brasil and PanAmericana ended the third quarter with 5.26 million and 6.08 million subscribers, respectively. Sky Mexico, whose results are accounted for as an equity method investment and therefore are not consolidated by DTVLA, had approximately 5.88 million subscribers as of September 30, 2013, bringing the total subscribers in the region to 17.22 million.

DIRECTV Latin America	Three Months Ended September 30,		Nine Months Ended September 30,
Dollars in Millions except ARPU	2013	2012	2013	2012
Revenues	$1,662	$1,577	$5,076	$4,570
Average Monthly Revenue per Subscriber (ARPU) ($)	49.42	55.97	51.68	57.83
Operating Profit Before Depreciation and Amortization(1)	558	455	1,393	1,368
OPBDA Margin(1)	33.6%	28.9%	27.4%	29.9%
Operating Profit	262	221	518	694
Operating Profit Margin	15.8%	14.0%	10.2%	15.2%
Capital Expenditures and Cash Flow
Cash paid for property and equipment	62	40	142	167
Cash paid for subscriber leased equipment - subscriber acquisitions	228	195	675	619
Cash paid for subscriber leased equipment - upgrade and retention	93	107	326	324
Cash paid for satellites	32	22	112	86
Cash Flow Before Interest and Taxes(2)	53	81	162	238
Free Cash Flow(3)	(40)	15	(89)	(5)
Subscriber Data(4) (in 000's except Churn)
Gross Subscriber Additions	1,023	1,081	3,393	3,234
Average Monthly Total Subscriber Churn	2.27%	1.91%	2.43%	1.84%
Average Monthly Post-paid Subscriber Churn	1.93%	1.54%	2.18%	1.51%
Net Subscriber Additions	260	543	1,008	1,781
Cumulative Subscribers	11,337	9,666	11,337	9,666

Third Quarter Review

In the third quarter, DTVLA revenues increased 5% to $1.66 billion principally due to strong subscriber growth over the last year partially offset by an 11.7% decline in ARPU mostly driven by unfavorable changes in foreign exchange rates. Net additions of 260,000 were lower than the prior year due to a decline in gross additions and higher churn. Gross additions fell 5% to 1.02 million principally due to certain limitations on importing set-top boxes for new customers in Venezuela, as well as lower post-paid subscriber additions in Argentina and Brazil mostly associated with stricter credit and sales filters. These declines were partially offset by improved gross additions in Chile and Colombia. Total average monthly churn increased to 2.27% and average monthly post-paid churn increased to 1.93% mainly due to higher churn in Brazil primarily related to the effect of a higher mix of middle market subscribers along with more challenging economic and competitive conditions.

The decline in ARPU to $49.42 was mainly due to the devaluation in Venezuela and unfavorable changes in foreign exchange rates in Brazil and Argentina. Excluding the impact of changes in exchange rates, ARPU increased 3.7% in the quarter principally due to price increases and continued upgrades including advanced services, partially offset by the higher penetration of lower ARPU middle market subscribers.

Also in the third quarter, DTVLA OPBDA increased 23% to $558 million and OPBDA margin was higher at 33.6% while operating profit climbed 19% to $262 million and operating profit margin improved to 15.8%. Excluding the impact of the favorable ECAD settlement, OPBDA margin increased to 29.4% primarily driven by the higher revenue as well as lower subscriber acquisition and general and administrative expenses in Brazil. These improvements were partially offset by higher programming costs driven mainly by inflationary pressure in Venezuela as well as expenses related to special events, as well as increased customer service costs at PanAmericana. Excluding the impact of the favorable ECAD settlement, operating profit margin declined to 11.6% as the increase in OPBDA margin was more than offset by the impact of higher depreciation and amortization resulting from increased leased equipment and infrastructure capital expenditures, as well as the higher churn in Brazil.

CONTACT INFORMATION

Media Contact: Darris Gringeri (212) 205-0882. Investor Relations: (310) 964-0808

CONFERENCE CALL INFORMATION

A live webcast of DIRECTV's third quarter 2013 earnings call will be available on the company's website at www.directv.com/investor. The webcast will begin at 2:00 p.m. ET, today November 5, 2013. Access to the earnings call is also available in the United States by dialing (888) 710-4015 and internationally by dialing (913) 312-1437. The conference ID number is 7239151. A replay of the call can be accessed by dialing (888) 203-1112 in the U.S. and (719) 457-0820 internationally. The replay pass code is 7239151. The replay will be available from 3:00 p.m. PT Tuesday, November 5 through 3:00 p.m. PT Tuesday, November 12 and will also be archived on our website at www.directv.com/investor.

FOOTNOTES

(1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see DIRECTV's Annual Report on Form 10-K for the year ended December 31, 2012 for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

(2) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment - subscriber acquisitions” and “Cash paid for subscriber leased equipment - upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows and adding back net interest paid and “Cash paid for income taxes”. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(3) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment - subscriber acquisitions”, and “Cash paid for subscriber leased equipment - upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(4) DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service. In addition, DTVLA gross and net additions exclude 7,000 video subscribers acquired during the three months ended September 30, 2012 as well as 1,000 and 14,000 video subscribers acquired during the nine months ended September 30, 2013 and September 30, 2012, respectively. DTVLA cumulative subscriber counts include these acquired customers.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This presentation may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: increased competition; increasing programming costs and our ability to renew programming contracts under favorable terms; increased subscriber churn or subscriber upgrade and retention costs; potential material increase in subscriber acquisition costs; general economic conditions; risks associated with doing business internationally, which for DIRECTV Latin America include political and economic instability and foreign currency exchange rate volatility and controls; pace of technological development; potential intellectual property infringement; loss of key personnel; satellite construction or launch delays; satellite launch and operational risks; loss of a satellite; theft of satellite programming signals; U.S. and foreign governmental and regulatory action; ability to maintain licenses and regulatory approvals; significant debt; indemnification obligations; reliance on network and information systems; and the outcome of legal proceedings. We may face other risks described from time to time in periodic reports filed by us with the U.S. Securities and Exchange Commission.

DIRECTV (NASDAQ:DTV) is one of the world's leading providers of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, DIRECTV provides digital television service to over 20 million customers in the United States and over 17 million customers in Latin America. DIRECTV sports and entertainment properties include two regional sports networks (Rocky Mountain and Pittsburgh) and minority ownership interests in Root Sports Northwest and Game Show Network. For more information on DIRECTV, visit directv.com.

DIRECTV
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues	$7,880	$7,416	$23,160	$21,686
Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	3,441	3,288	9,912	9,249
Subscriber service expenses	583	566	1,674	1,592
Broadcast operations expenses	98	103	305	310
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	941	944	2,564	2,549
Upgrade and retention costs	411	382	1,153	1,056
General and administrative expenses	473	447	1,452	1,332
Venezuelan currency devaluation charge	—	—	166	—
Depreciation and amortization expense	708	618	2,117	1,811
Total operating costs and expenses	6,655	6,348	19,343	17,899
Operating profit	1,225	1,068	3,817	3,787
Interest income	15	17	56	40
Interest expense	(182)	(204)	(618)	(622)
Other, net	43	39	6	13
Income before income taxes	1,101	920	3,261	3,218
Income tax expense	(391)	(348)	(1,192)	(1,189)
Net income	710	572	2,069	2,029
Less: Net income attributable to noncontrolling interest	(11)	(7)	(20)	(22)
Net income attributable to DIRECTV	$699	$565	$2,049	$2,007
Basic earnings attributable to DIRECTV per common share	$1.29	$0.91	$3.68	$3.08
Diluted earnings attributable to DIRECTV per common share	$1.28	$0.90	$3.65	$3.06
Weighted average number of common shares outstanding (in millions):
Basic	541	624	557	651
Diluted	545	629	562	655

DIRECTV
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

ASSETS	September 30, 2013	December 31, 2012
Current assets
Cash and cash equivalents	$1,622	$1,902
Accounts receivable, net of allowances of $118 and $81	2,527	2,696
Inventories	350	412
Deferred income taxes	73	73
Prepaid expenses and other	457	471
Total current assets	5,029	5,554
Satellites, net	2,443	2,357
Property and equipment, net	6,462	6,038
Goodwill	3,985	4,063
Intangible assets, net	930	832
Investments and other assets	1,739	1,711
Total assets	$20,588	$20,555

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$4,017	$4,618
Unearned subscriber revenues and deferred credits	715	565
Current debt	597	358
Total current liabilities	5,329	5,541
Long-term debt	18,635	17,170
Deferred income taxes	1,542	1,672
Other liabilities and deferred credits	1,290	1,203
Commitments and contingencies
Redeemable noncontrolling interest	400	400
Total stockholders' deficit	(6,608)	(5,431)
Total liabilities and stockholders' deficit	$20,588	$20,555

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)
	Nine Months Ended September 30,
	2013	2012
Cash Flows From Operating Activities
Net income	$2,069	$2,029
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	2,117	1,811
Venezuelan currency devaluation charge	166	—
DSN Northwest deconsolidation charge	59	—
Amortization of deferred revenues and deferred credits	(40)	(54)
Share-based compensation expense	79	77
Equity in earnings from unconsolidated affiliates	(86)	(107)
Net foreign currency transaction loss	42	32
Dividends received	38	28
Net gains from sale of investments	(8)	(11)
Deferred income taxes	(19)	41
Excess tax benefit from share-based compensation	(24)	(30)
Other	(91)	76
Change in other operating assets and liabilities:
Accounts receivable	200	15
Inventories	53	(97)
Prepaid expenses and other	9	146
Accounts payable and accrued liabilities	(477)	(143)
Unearned subscriber revenue and deferred credits	152	139
Other, net	116	181
Net cash provided by operating activities	4,355	4,133
Cash Flows From Investing Activities
Cash paid for property and equipment	(2,471)	(2,160)
Cash paid for satellites	(276)	(231)
Investment in companies, net of cash acquired	(47)	(4)
Proceeds from sale of investments	140	24
Other, net	(158)	25
Net cash used in investing activities	(2,812)	(2,346)

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS-(continued)
(Dollars in Millions)
(Unaudited)
	Nine Months Ended September 30,
	2013	2012
Cash Flows From Financing Activities
Issuance of commercial paper (maturity 90 days or less), net	90	—
Proceeds from short-term borrowings	441	—
Repayment of short-term borrowings	(327)	—
Proceeds from borrowings under revolving credit facility	10	400
Repayment of borrowings under revolving credit facility	(10)	(400)
Proceeds from long-term debt	1,484	5,190
Debt issuance costs	(8)	(35)
Repayment of long-term debt	(9)	(1,500)
Repayment of other long-term obligations	(48)	(40)
Common shares repurchased and retired	(3,228)	(3,828)
Stock options exercised	—	2
Taxes paid in lieu of shares issued for share-based compensation	(61)	(58)
Excess tax benefit from share-based compensation	24	30
Other, net	6	—
Net cash used in financing activities	(1,636)	(239)
Effect of exchange rate changes on Venezuelan cash and cash equivalents	(187)	—
Net increase (decrease) in cash and cash equivalents	(280)	1,548
Cash and cash equivalents at beginning of the period	1,902	873
Cash and cash equivalents at end of the period	$1,622	$2,421
Supplemental Cash Flow Information
Cash paid for interest	$784	$710
Cash paid for income taxes	1,035	881

DIRECTV
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
DIRECTV U.S.
Revenues	$6,170	$5,769	$17,903	$16,915
Operating profit before depreciation and amortization (1)	1,396	1,251	4,568	4,246
Operating profit before depreciation and amortization margin (1)	22.6%	21.7%	25.5%	25.1%
Operating profit	$987	$876	$3,343	$3,130
Operating profit margin	16.0%	15.2%	18.7%	18.5%
Depreciation and amortization	$409	$375	$1,225	$1,116

SKY BRASIL
Revenues	$883	$868	$2,790	$2,587
Operating profit before depreciation and amortization (1)	353	255	926	802
Operating profit before depreciation and amortization margin (1)	40.0%	29.4%	33.2%	31.0%
Operating profit	$169	$122	$379	$399
Operating profit margin	19.1%	14.1%	13.6%	15.4%
Depreciation and amortization	$184	$133	$547	$403

PANAMERICANA
Revenues	$779	$709	$2,286	$1,983
Operating profit before depreciation and amortization (1)	205	200	467	566
Operating profit before depreciation and amortization margin (1)	26.3%	28.2%	20.4%	28.5%
Operating profit	$93	$99	$139	$295
Operating profit margin	11.9%	14.0%	6.1%	14.9%
Depreciation and amortization	$112	$101	$328	$271

SPORTS NETWORKS, ELIMINATIONS and OTHER
Revenues	$48	$70	$181	$201
Operating loss before depreciation and amortization (1)	(21)	(20)	(27)	(16)
Operating loss	(24)	(29)	(44)	(37)
Depreciation and amortization	3	9	17	21

TOTAL
Revenues	$7,880	$7,416	$23,160	$21,686
Operating profit before depreciation and amortization (1)	1,933	1,686	5,934	5,598
Operating profit before depreciation and amortization margin (1)	24.5%	22.7%	25.6%	25.8%
Operating profit	$1,225	$1,068	$3,817	$3,787
Operating profit margin	15.5%	14.4%	16.5%	17.5%
Depreciation and amortization	$708	$618	$2,117	$1,811

(1) See footnote 1 above

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues	$6,170	$5,769	$17,903	$16,915
Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,904	2,685	8,147	7,549
Subscriber service expenses	391	390	1,102	1,096
Broadcast operations expenses	68	74	220	229
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	756	757	1,979	2,017
Upgrade and retention costs	359	340	1,002	930
General and administrative expenses	296	272	885	848
Depreciation and amortization expense	409	375	1,225	1,116
Total operating costs and expenses	5,183	4,893	14,560	13,785
Operating profit	987	876	3,343	3,130
Interest income	1	1	2	1
Interest expense	(207)	(189)	(615)	(577)
Other, net	6	17	22	(39)
Income before income taxes	787	705	2,752	2,515
Income tax expense	(302)	(266)	(1,031)	(936)
Net income	$485	$439	$1,721	$1,579

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

ASSETS	September 30, 2013	December 31, 2012
Current assets
Cash and cash equivalents	$702	$739
Accounts receivable, net of allowances of $74 and $42	2,002	2,096
Inventories	307	372
Prepaid expenses and other	182	247
Total current assets	3,193	3,454
Satellites, net	1,820	1,795
Property and equipment, net	3,556	3,290
Goodwill	3,188	3,177
Intangible assets, net	525	453
Other assets	410	321
Total assets	$12,692	$12,490

LIABILITIES AND OWNER'S DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$3,008	$3,391
Unearned subscriber revenues and deferred credits	518	367
Current debt	562	358
Total current liabilities	4,088	4,116
Long-term debt	18,585	17,170
Deferred income taxes	1,463	1,386
Other liabilities and deferred credits	423	326
Commitments and contingencies
Owner's deficit	(11,867)	(10,508)
Total liabilities and owner's deficit	$12,692	$12,490

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)
	Nine Months Ended September 30,
	2013	2012
Cash Flows From Operating Activities
Net income	$1,721	$1,579
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,225	1,116
Amortization of deferred revenues and deferred credits	(40)	(54)
Share-based compensation expense	60	61
Deferred income taxes	128	86
Excess tax benefit from share-based compensation	(20)	(25)
Other	4	21
Change in other operating assets and liabilities:
Accounts receivable	127	92
Inventories	66	(88)
Prepaid expenses and other	67	242
Accounts payable and accrued liabilities	(385)	(251)
Unearned subscriber revenue and deferred credits	153	111
Other, net	37	70
Net cash provided by operating activities	3,143	2,960
Cash Flows From Investing Activities
Cash paid for property and equipment	(420)	(377)
Cash paid for subscriber leased equipment - subscriber acquisitions	(515)	(462)
Cash paid for subscriber leased equipment - upgrade and retention	(392)	(209)
Cash paid for satellites	(154)	(139)
Investment in companies, net of cash acquired	(38)	(1)
Proceeds from sale of investments	12	24
Other, net	(67)	(1)
Net cash used in investing activities	(1,574)	(1,165)
Cash Flows From Financing Activities
Issuance of commercial paper (maturity 90 days or less), net	90	—
Proceeds from short-term borrowings	441	—
Repayment of short-term borrowings	(327)	—
Proceeds from borrowings under revolving credit facility	10	400
Repayment of borrowings under revolving credit facility	(10)	(400)
Proceeds from issuance of long-term debt	1,390	5,190
Debt issuance costs	(8)	(35)
Repayment of long-term debt	—	(1,500)
Repayment of other long-term obligations	(18)	(15)
Cash dividends paid to Parent	(3,200)	(5,000)
Excess tax benefit from share-based compensation	20	25
Other, net	6	—
Net cash used in financing activities	(1,606)	(1,335)
Net increase (decrease) in cash and cash equivalents	(37)	460
Cash and cash equivalents at beginning of the period	739	232
Cash and cash equivalents at end of the period	$702	$692
Supplemental Cash Flow Information
Cash paid for interest	$733	$665
Cash paid for income taxes	786	581

DIRECTV Consolidated Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

DIRECTV
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Cash Flow Before Interest and Taxes	$1,085	$957	$3,371	$3,293
Adjustments:
Cash paid for interest	(395)	(333)	(784)	(710)
Interest income	15	17	56	40
Income taxes paid	(333)	(322)	(1,035)	(881)
Subtotal - Free Cash Flow	372	319	1,608	1,742
Add Cash Paid For:
Property and equipment	891	743	2,471	2,160
Satellites	82	47	276	231
Net Cash Provided by Operating Activities	$1,345	$1,109	$4,355	$4,133
(2) and (3) - See footnotes above

Reconciliation of Reported Operating Profit Before Depreciation and Amortization to Operating Profit*
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Operating profit before depreciation and amortization	$1,933	$1,686	$5,934	$5,598
Subtract: Depreciation and amortization	708	618	2,117	1,811
Operating profit	$1,225	$1,068	$3,817	$3,787

* For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in DIRECTV's Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which is expected to be filed with the SEC in November 2013.

DIRECTV Consolidated Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

DIRECTV
Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Revenues	$7,880	$7,416	$23,160	$21,686

Operating profit before depreciation and amortization excluding the Venezuelan currency devaluation charge	$1,933	$1,686	$6,100	$5,598
OPBDA growth excluding Venezuelan currency devaluation charge	14.7%		9.0%
Subtract: Venezuelan currency devaluation charge	—	—	166	—
Operating profit before depreciation and amortization	1,933	1,686	5,934	5,598
Subtract: Depreciation and amortization	708	618	2,117	1,811
Operating profit	$1,225	$1,068	$3,817	$3,787
Operating profit before depreciation and amortization margin excluding the Venezuelan currency devaluation charge	24.5%	22.7%	26.3%	25.8%

Reconciliation of Adjusted Operating Profit (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Revenues	$7,880	$7,416	$23,160	$21,686

Operating profit excluding the Venezuelan currency devaluation charge	$1,225	$1,068	$3,983	$3,787
Operating Profit growth excluding Venezuelan currency devaluation charge	14.7%		5.2%
Subtract: Venezuelan currency devaluation charge	—	—	166	—
Operating profit	$1,225	$1,068	$3,817	$3,787
Operating profit margin excluding the Venezuelan currency devaluation charge	15.5%	14.4%	17.2%	17.5%

Reconciliation of Adjusted Net Income (excluding the Venezuelan currency devaluation charge) to Net Income
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income attributable to DIRECTV excluding the Venezuelan currency devaluation charge	$699	$565	$2,185	$2,007
Subtract: Venezuelan after-tax currency devaluation charge	—	—	136	—
Net income attributable to DIRECTV	$699	$565	$2,049	$2,007
Net Income growth excluding Venezuelan currency devaluation charge	23.7%		8.9%
Diluted Weighted Average Shares	545	629	562	655
Adjusted Diluted Earnings Per Common Share	$1.28	$0.90	$3.89	$3.06
Adjusted Diluted Earnings Per Common Share growth excluding Venezuelan currency devaluation charge	42.2%		27.1%

DIRECTV Latin America Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

DIRECTV Latin America
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Cash Flow Before Interest and Taxes	$53	$81	$162	$238
Adjustments:
Cash paid for interest	(39)	(13)	(69)	(40)
Interest income	10	16	41	39
Income taxes paid	(64)	(69)	(223)	(242)
Subtotal - Free Cash Flow	(40)	15	(89)	(5)
Add Cash Paid For:
Property and equipment	62	40	142	167
Subscriber leased equipment - subscriber acquisitions	228	195	675	619
Subscriber leased equipment - upgrade and retention	93	107	326	324
Satellites	32	22	112	86
Net Cash Provided by Operating Activities	$375	$379	$1,166	$1,191
(2) and (3) - See footnotes above

Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Revenues	$1,662	$1,577	$5,076	$4,570

Operating profit before depreciation and amortization excluding the Venezuelan currency devaluation charge	$558	$455	$1,559	$1,368
OPBDA growth excluding Venezuelan currency devaluation charge	22.6%		14.0%
Subtract: Venezuelan currency devaluation charge	—	—	166	—
Operating profit before depreciation and amortization	558	455	1,393	1,368
Subtract: Depreciation and amortization	296	234	875	674
Operating profit	$262	$221	$518	$694
Operating profit before depreciation and amortization margin excluding the Venezuelan currency devaluation charge	33.6%	28.9%	30.7%	29.9%

Reconciliation of Adjusted Operating Profit (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Revenues	$1,662	$1,577	$5,076	$4,570

Operating profit excluding the Venezuelan currency devaluation charge	$262	$221	$684	$694
Operating Profit growth excluding Venezuelan currency devaluation charge	18.6%		(1.4)%
Subtract: Venezuelan currency devaluation charge	—	—	166	—
Operating profit	$262	$221	$518	$694
Operating profit margin excluding the Venezuelan currency devaluation charge	15.8%	14.0%	13.5%	15.2%

DIRECTV Latin America Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the ECAD settlement gain) to Operating Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues	$1,662	$1,577	$5,076	$4,570

Operating profit before depreciation and amortization excluding the ECAD settlement gain	$488	$455	$1,323	$1,368
Subtract: ECAD settlement gain	(70)	—	(70)	—
Operating profit before depreciation and amortization	558	455	1,393	1,368
Subtract: Depreciation and amortization	296	234	875	674
Operating profit	$262	$221	$518	$694
Operating profit before depreciation and amortization margin excluding the ECAD settlement gain	29.4%	28.9%	26.1%	29.9%

DIRECTV Latin America
Reconciliation of Adjusted Operating Profit (excluding the ECAD settlement gain) to Operating Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues	$1,662	$1,577	$5,076	$4,570

Operating profit excluding the ECAD settlement gain	$192	$221	$448	$694
Subtract: ECAD settlement gain	(70)	—	(70)	—
Operating profit	$262	$221	$518	$694
Operating profit margin excluding the ECAD settlement gain	11.6%	14.0%	8.8%	15.2%

DIRECTV U.S. Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
Reconciliation of Pre-SAC Margin* to Operating Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Operating profit	$987	$876	$3,343	$3,130
Adjustments:
Subscriber acquisition costs (expensed)	756	757	1,979	2,017
Depreciation and amortization	409	375	1,225	1,116
Cash paid for subscriber leased equipment - upgrade and retention	(162)	(79)	(392)	(209)
Pre-SAC Margin	$1,990	$1,929	$6,155	$6,054
Pre-SAC Margin as a percentage of revenue	32.3%	33.4%	34.4%	35.8%

Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Cash Flow Before Interest and Taxes	$1,060	$861	$3,179	$3,018
Adjustments:
Cash paid for interest	(373)	(317)	(733)	(665)
Interest income	1	1	2	1
Income taxes paid	(284)	(270)	(786)	(581)
Subtotal - Free Cash Flow	404	275	1,662	1,773
Add Cash Paid For:
Property and equipment	155	137	420	377
Subscriber leased equipment - subscriber acquisitions	190	184	515	462
Subscriber leased equipment - upgrade and retention	162	79	392	209
Satellites	46	23	154	139
Net Cash Provided by Operating Activities	$957	$698	$3,143	$2,960

(2) and (3) - See footnotes above

* Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions “Subscriber acquisition costs” and “Depreciation and amortization expense” to “Operating Profit” from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. DIRECTV management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.' current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of “Subscriber acquisition costs,” management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

DIRECTV believes this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.’ operating performance to other communications, entertainment and media companies. DIRECTV believes that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.’ current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

DIRECTV U.S. Non-GAAP Financial Measure SAC Calculations
(Dollars in Millions, Except Per Subscriber Amounts)
(Unaudited)

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
SAC Calculation
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Subscriber acquisition costs (expensed)	$756	$757	$1,979	$2,017
Cash paid for subscriber leased equipment - subscriber acquisitions	190	184	515	462
Total acquisition costs	$946	$941	$2,494	$2,479
Gross subscriber additions (000's)	1,109	1,107	2,841	2,911
Average subscriber acquisition costs - per subscriber (SAC)	$853	$850	$878	$852

CONTACT:
DIRECTV
Media Contact: Darris Gringeri, (212) 205-0882
Investor Relations: (310) 964-0808